United States
Securities and Exchange Commission
Washington, DC 20549
___________
FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 26, 2008

ALSIUS CORPORATION (Exact Name of Registrant as Specified in Charter)

Delaware	000-51362	20-2620798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15770 Laguna Canyon Road, Suite 150, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (949) 453-0150

b (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Adoption of Change in Control Severance Plan.

On February 26, 2008 at a regular meeting of the Board of Directors (the "Board") of Alsius Corporation ("Alsius"), the Board adopted the Alsius Corporation Change in Control Severance Plan (the "Plan"), and the related Severance Plan Participation Notice and the Change in Control Severance Agreement.  The Plan and the related documents provide certain management employees with compensation and benefits in the event of termination of employment following an acquisition or similar change in control of Alsius.  The purpose of the Plan is to enhance Alsius' ability to attract and retain qualified personnel.  The Board adopted the Plan after assessing benefits offered at comparable peer group companies.  The Plan will remain in effect for three years and will automatically renew for successive one-year terms if not terminated by the Board.

Under the Plan and related documents, Alsius Vice Presidents designated by the Board will be entitled to six months base salary and continuation of benefits, and Director level employees designated by the Board will be entitled to three months base salary and continuation of benefits, in the event they are terminated without cause within twelve months after an acquisition or similar change in control.  Executive officers may also be entitled to Plan benefits in the event they resign for good reason following a change in control, which includes events such as a resignation due to a material diminution in compensation or duties, among other things.  In order to be eligible to receive benefits, Plan participants must sign a release of claims and abide by certain other post-employment restrictions.  Payments under the Plan will be made in installments, and may be delayed in certain cases in order to comply with Internal Revenue Code Section 409A and related tax provisions.

The current executive officers who will receive the Vice President-level package entitling them to six months base salary and continuation of benefits under the Plan are Brett Scott (Chief Financial Officer), Michael Ameli (VP, Manufacturing) and Suzanne Winter (VP, Worldwide Sales and Marketing).  William Worthen, Chief Executive Officer, is not included in the severance Plan, but rather has a separate package, previously disclosed, pursuant to which he is entitled to twelve months base salary and continuation of benefits, plus prorated bonus, if he is terminated without cause or resigns for good reason at any time.

A copy of the Plan and related participation notice and severance agreement are filed as Exhibits 10.1, 10.2 and 10.3 respectively to this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

Exhibits.

Exhibit	Description
10.1	Alsius Corporation Change in Control Severance Plan and Summary Plan Description
10.2	Alsius Corporation Change in Control Severance Plan Participation Notice
10.3	Form of Change in Control Severance Agreement (executives)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2008

ALSIUS CORPORATION

By:	/s/ William J. Worthen
Name: William J. Worthen
Title: President and Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Alsius Corporation Change in Control Severance Plan and Summary Plan Description
10.2	Alsius Corporation Change in Control Severance Plan Participation Notice
10.3	Form of Change in Control Severance Agreement (executives)

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